Exhibit 99.8

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to the use of our opinion letter dated May 25, 2023 to the Board of Directors of Stratasys Ltd. (“Stratasys”) included as Annex C to the Joint Proxy Statement/Prospectus, which forms a part of the Registration Statement of Stratasys on Form F-4 relating to the proposed merger of Stratasys and Desktop Metal, Inc. and references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “Experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ J.P. Morgan Securities LLC
J.P. MORGAN SECURITIES LLC

New York, New York
August 23, 2023